Exhibit 99.1

Investors

Louis Alterman

404-748-7650

678-472-3252

altermanlo@corp.earthlink.com

Media

Michele Sadwick

404-748-7255

404-769-8421

sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES FIRST QUARTER 2013 RESULTS

Reports Strong Sales Traction

Increases 2013 Full-Year Revenue and Adjusted EBITDA Guidance

ATLANTA — May 2, 2013 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its first quarter ended March 31, 2013.

Highlights for the first quarter include:

•                  Net loss of $(236.4) million (which includes a pre-tax non-cash goodwill impairment charge of $256.7 million)

•                  Net Loss Before Goodwill Impairment (a non-GAAP measure) of $(7.5) million

•                  Adjusted EBITDA (a non-GAAP measure) of $61.5 million

•                  Net cash provided by operating activities of $31.8 million

•                  Unlevered Free Cash Flow (a non-GAAP measure) of $19.0 million

•                  Increased full year revenue and Adjusted EBITDA guidance

“The first quarter of 2013 was one of substantial progress for our company. We opened several new next-generation data centers, completed the majority of our new unique fiber network routes and had our best quarter of sales bookings since 2011,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff. “We expect this momentum to further accelerate throughout 2013 as we continue to approach the inflection point of sustained positive growth.”

Financial and Operating Results

EarthLink’s total company revenue in the first quarter of 2013 was $320.0 million, as compared to $331.6 million in the fourth quarter of 2012 and $344.4 million in the first quarter of 2012.  EarthLink’s business services revenue was $247.8 million in the first quarter of 2013,

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compared to $256.5 million in the fourth quarter of 2012 and $260.3 million in the first quarter of 2012. Business services segment revenue, which accounted for 77% of EarthLink’s revenue in the first quarter of 2013, declined just 0.8% versus the prior quarter, when normalized for non-recurring settlements.

EarthLink’s retail growth business, which includes MPLS, Hosted VoIP and IT Services, reached an approximate $148 million annualized revenue run rate in the first quarter of 2013, reflecting a 21% year-over-year organic growth rate. Total growth product revenues, including Wholesale, reached an approximate $300 million annualized revenue run rate. New recurring sales bookings increased 14% in the first quarter of 2013 versus the prior quarter, and 5% versus the year-ago quarter.  In the first quarter of 2013, 65% of new bookings were comprised of EarthLink’s growth products, versus 40% of sales bookings from growth products in the year-ago quarter.

EarthLink’s consumer segment continues to perform well, with broadband services comprising 69% of consumer access revenue in the first quarter of 2013. Subscriber churn in the consumer segment was a historical low of 2.2% for the first quarter of 2013 compared to 2.3% in the fourth quarter of 2012 and 2.5% in the first quarter of 2012.

EarthLink’s selling, general and administrative expenses were $108.1 million, or 34% of revenue, for the first quarter of 2013, as compared to expenses of $111.3 million, or 34% of revenue, for the fourth quarter of 2012, and $110.1 million, or 32% of revenue, for the year-ago quarter.

Profitability and Other Financial Measures

Net loss was $(236.4) million, or $(2.30) per share, in the first quarter of 2013, as compared to net income of $0.0 million, or $0.00 per share, in the fourth quarter of 2012 and $7.3 million, or $0.07 per share, for the first quarter of 2012. Net Loss Before Goodwill Impairment (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $(7.5) million, or $(0.07) per share, in the first quarter of 2013. During the first quarter of 2013, EarthLink recorded a $256.7 million pre-tax non-cash impairment charge to goodwill. Following a decline in its market capitalization during the quarter, EarthLink performed an interim goodwill

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test. The primary factor contributing to the impairment was a change in the discount rate and market multiples used in the analysis.

EarthLink generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $61.5 million in the first quarter of 2013, as compared to $66.5 million in the fourth quarter of 2012 and $77.6 million in the first quarter of 2012.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $31.8 million in the first quarter of 2013 as compared to $12.5 million in the fourth quarter of 2012 and $66.2 million in the year-ago quarter.

During the first quarter of 2013, EarthLink generated Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $19.0 million, as compared to $(0.2) million during the fourth quarter of 2012 and $45.9 million in the first quarter of 2012. EarthLink’s capital expenditures were $42.5 million for the first quarter of 2013.

As of March 31, 2013, the company had cash and marketable securities of $192.1 million.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

Today EarthLink announced increased revenue and Adjusted EBITDA guidance for the full year 2013. Management now expects revenue of $1.255 to $1.268 billion; Adjusted EBITDA of $214 million to $227 million; capital expenditures of $140 million to $155 million; and net loss of $(276) million to $(282) million for the full year 2013.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less cash used for

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purchases of property and equipment. Net Loss Before Goodwill Impairment is defined as net loss before impairment of goodwill and estimated tax impact of impairment of goodwill.

Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Before Goodwill Impairment are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 3 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

Conference Call Details

Thursday, May 2, 2013, at 8:30 a.m. ET hosted by EarthLink’s Chairman and Chief Executive Officer Rolla P. Huff, and Chief Financial Officer Bradley A. Ferguson.

Dial-in Number  800-706-0730

Participants should reference the conference ID number 33812687 or “EarthLink’s 1st Quarter 2013 Conference Call” and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/

Replay

Replay available from 11:30 a.m. ET on May 2 through 12:00 midnight on May 9, 2013. Dial toll-free 855-859-2056. The replay confirmation code is 33812687.  The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading IT services and communications provider to more than 150,000 businesses and one million consumers nationwide. EarthLink empowers customers with managed services including cloud computing, managed and private cloud, and virtualization services such as managed hosting and cloud workspace. EarthLink also offers a robust portfolio of IT security, application hosting, colocation and IT support services. The company operates an extensive network spanning 29,421 route fiber miles with 90 metro fiber rings and 8 secure data centers providing ubiquitous nationwide data and voice IP service coverage across more than 90 percent of the country. Founded in 1994, EarthLink’s award-winning reputation for outstanding service and product innovation is supported by an experienced team of professionals focused on best-in-class customer care.  For more information, visit EarthLink’s website at www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation (1) that we may not be able to execute our strategy to be an IT services company for small and medium-sized businesses with IT and network security needs, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our evolving Business Services product portfolio to offset declining revenues from our legacy Business Services products and from our Consumer Services segment, which could adversely affect our results of operations

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and cash flows; (3) that we may not be able to develop the optimal sales model necessary to implement our business strategy; (4) that we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (5) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (6) that our failure to achieve operating efficiencies will adversely affect our results of operations; (7) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (8) that unfavorable general economic conditions could harm our business; (9) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (10) that we face significant competition in the IT services and communications industry that could reduce our profitability; (11) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) that we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) that work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) that our consumer business is dependent on the availability of third-party network service providers; (21) that we face significant competition in the Internet access industry that could reduce our profitability; (22) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (23) that potential regulation of Internet service providers could adversely affect our operations; (24) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (25) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (26) that we may not be able to protect our intellectual property; (27) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (28) that our business depends on effective business support systems and processes; (29) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (30) that cyber security breaches could harm our business; (31) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (32) that government regulations could adversely affect our business or force us to change our business practices; (33) that regulatory audits have in the past, and could in the future, result in increased costs; (34) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (35) that we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position;  (36) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (37) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (38) that we may require substantial capital to support business growth or refinance existing indebtedness, and this capital may not be available to us on acceptable terms, or at all; (39) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness or inability to borrow funds under our existing credit facility; (40) that we may reduce, or cease payment of, quarterly cash dividends; (41) that our stock price may be volatile; and (42) that provisions of our third restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in

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conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012.

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EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2013

Revenues	$344,376	$320,016
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	159,337	154,424
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	110,069	108,069
Depreciation and amortization	45,254	43,400
Impairment of goodwill (1)	—	256,700
Restructuring, acquisition and integration-related costs (2)	3,521	11,401
Total operating costs and expenses	318,181	573,994
Income (loss) from operations	26,195	(253,978)
Interest expense and other, net	(15,758)	(14,556)
Income (loss) before income taxes	10,437	(268,534)
Income tax (provision) benefit	(3,174)	32,119
Net income (loss)	$7,263	$(236,415)
Net income (loss) per share
Basic	$0.07	$(2.30)
Diluted	$0.07	$(2.30)
Weighted average common shares outstanding
Basic	106,258	102,913
Diluted	106,926	102,913

Dividends declared per share	$0.05	$0.05

EARTHLINK, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2012	March 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$157,621	$146,148
Marketable securities	42,073	41,845
Restricted cash	1,013	1,013
Accounts receivable, net of allowance of $7,872 and $8,580 as of December 31, 2012 and March 31, 2013, respectively	112,765	109,953
Prepaid expenses	17,171	19,023
Deferred income taxes, net	15,954	9,902
Other current assets	20,303	24,042
Total current assets	366,900	351,926
Long-term marketable securities	4,778	4,108
Property and equipment, net	418,966	430,928
Long-term deferred income taxes, net	195,012	232,873
Goodwill	379,415	122,715
Other intangible assets, net	214,685	199,446
Other long-term assets	19,654	19,757
Total assets	$1,599,410	$1,361,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,792	$17,271
Accrued payroll and related expenses	31,003	22,792
Other accrued liabilities	129,572	143,514
Deferred revenue	51,690	51,287
Current portion of long-term debt and capital lease obligations	1,375	1,399
Total current liabilities	232,432	236,263
Long-term debt and capital lease obligations	614,890	613,666
Other long-term liabilities	33,284	32,455
Total liabilities	880,606	882,384
Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2012 and March 31, 2013	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 196,919 and 197,242 shares issued as of December 31, 2012 and March 31, 2013, respectively, and 102,739 and 103,062 shares outstanding as of December 31, 2012 and March 31, 2013, respectively	1,969	1,972
Additional paid-in capital	2,057,974	2,054,950
Accumulated deficit	(606,148)	(842,563)
Treasury stock, at cost, 94,180 shares as of December 31, 2012 and March 31, 2013	(735,003)	(735,003)
Accumulated other comprehensive income	12	13
Total stockholders’ equity	718,804	479,369
Total liabilities and stockholders’ equity	$1,599,410	$1,361,753

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (3)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2012	2013

Net income (loss)	$7,263	$(9)	$(236,415)
Interest expense and other, net	15,758	15,157	14,556
Income tax (provision) benefit	3,174	(1,842)	(32,119)
Depreciation and amortization	45,254	46,405	43,400
Impairment of goodwill (1)	—	—	256,700
Stock-based compensation expense	2,672	2,259	3,969
Restructuring, acquisition and integration-related costs (2)	3,521	4,508	11,401
Adjusted EBITDA (3)	$77,642	$66,478	$61,492

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (3)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2012	2013

Net income (loss)	$7,263	$(9)	$(236,415)
Interest expense and other, net	15,758	15,157	14,556
Income tax (provision) benefit	3,174	(1,842)	(32,119)
Depreciation and amortization	45,254	46,405	43,400
Impairment of goodwill (1)	—	—	256,700
Stock-based compensation expense	2,672	2,259	3,969
Restructuring, acquisition and integration-related costs (2)	3,521	4,508	11,401
Purchases of property and equipment	(31,775)	(66,631)	(42,454)
Unlevered Free Cash Flow (3)	$45,867	$(153)	$19,038

EARTHLINK, INC.

Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (3)

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2012	2013

Net cash provided by operating activities	$66,211	$12,527	$31,844
Income tax provision (benefit)	3,174	(1,842)	(32,119)
Non-cash income taxes	(1,244)	(878)	32,248
Interest expense and other, net	15,758	15,157	14,556
Amortization of debt discount, premium and issuance costs	494	475	414
Restructuring, acquisition and integration-related costs (2)	3,521	4,508	11,401
Changes in operating assets and liabilities	(9,989)	36,070	2,763
Purchases of property and equipment	(31,775)	(66,631)	(42,454)
Other, net	(283)	461	385
Unlevered Free Cash Flow (3)	$45,867	$(153)	$19,038

Net cash provided by (used in) investing activities	$35,224	$(65,110)	$24,363
Net cash used in financing activities	$(10,957)	$(51,589)	$(13,362)

EARTHLINK, INC.

Reconciliation of Net Loss to Net Loss Before Goodwill Impairment (3)

(in thousands)

Three Months Ended
March 31,
2013

Net loss	$(236,415)
Impairment of goodwill	256,700
Estimated tax impact *	(27,828)
Net Loss Before Goodwill Impairment (3)	$(7,543)

Diluted per share amount	$(0.07)

* Impairment of goodwill for purposes of this reconciliation has been reduced by an estimated tax impact.  The tax impact does not necessarily reflect the actual amount that would have resulted had EarthLink not incurred the impairment during the period presented.

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measure (3)

(in millions)

Year Ending
December 31, 2013

Net loss	($282) - ($276)
Interest expense and other, net	60
Income tax benefit	(41) - (36)
Depreciation and amortization	181 - 183
Impairment of goodwill	257
Stock-based compensation expense	17
Restructuring, acquisition and integration-related costs	22
Adjusted EBITDA (3)	$214 - $227

EARTHLINK, INC.

Supplemental Schedule of Segment Information (4)

(in thousands)

	Three Months Ended
	March 31,
	2012	2013

Business Services
Revenues	$260,264	$247,791
Cost of revenues (excluding depreciation and amortization)	131,818	129,477
Gross margin	128,446	118,314
Direct segment operating expenses	86,024	86,003
Segment operating income	$42,422	$32,311
Consumer Services
Revenues	$84,112	$72,225
Cost of revenues (excluding depreciation and amortization)	27,519	24,947
Gross margin	56,593	47,278
Direct segment operating expenses	16,399	12,482
Segment operating income	$40,194	$34,796
Consolidated
Revenues	$344,376	$320,016
Cost of revenues	159,337	154,424
Gross margin	185,039	165,592
Direct segment operating expenses	102,423	98,485
Segment operating income	82,616	67,107
Depreciation and amortization	45,254	43,400
Impairment of goodwill	—	256,700
Restructuring, acquisition and integration-related costs	3,521	11,401
Corporate operating expenses	7,646	9,584
Income (loss) from operations	$26,195	$(253,978)

EARTHLINK, INC.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended
	March 31,
	2012	2013

Business Services
Retail services	$214,935	$201,081
Wholesale services	36,942	38,858
Other services	8,387	7,852
Total revenues	260,264	247,791
Consumer Services
Access services	71,767	60,740
Value-added services	12,345	11,485
Total revenues	84,112	72,225
Total Revenues	$344,376	$320,016

EARTHLINK, INC.

Supplemental Financial Data

	March 31,	December 31,	March 31,
	2012	2012	2013
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$270,797	$204,472	$192,101
Debt (5)	624,800	592,300	592,300
Stockholders’ equity	753,992	718,804	479,369

Employee Data
Number of employees at end of period (6)	3,103	3,205	2,979

EARTHLINK, INC.

Consumer Services Operating Metrics

	March 31,	December 31,	March 31,
	2012	2012	2013
Consumer Subscriber Detail
Narrowband access subscribers	704,000	626,000	602,000
Broadband access subscribers	591,000	526,000	505,000
Total consumer subscribers	1,295,000	1,152,000	1,107,000

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2012	2013
Consumer Subscriber Activity
Subscribers at beginning of year	1,350,000	1,197,000	1,152,000
Gross organic subscriber additions	45,000	34,000	31,000
Churn	(100,000)	(79,000)	(76,000)
Subscribers at end of period	1,295,000	1,152,000	1,107,000

Consumer Metrics
Average consumer subscribers (7)	1,322,000	1,175,000	1,128,000
ARPU (8)	$21.20	$21.32	$21.34
Churn rate (9)	2.5%	2.3%	2.2%

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

(1)         During the three months ended March 31, 2013, the Company recognized a $256.7 million non-cash impairment charge to goodwill related to its Business Services reporting unit. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the announcement of its fourth quarter 2012 earnings and 2013 financial guidance. The primary factor contributing to the impairment was a change in the discount rate and market multiples as a result of the change in these market conditions, both key assumptions used in the determination of fair value.

(2)         Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended March 31,
	2012	2013

Severance and retention costs	$1,547	$4,727
Integration-related costs	1,151	5,002
Transaction-related costs	839	104
Facility-related costs	165	1,568
Legacy plan restructuring costs	(181)	—
Restructuring, acquisition and integration-related costs	$3,521	$11,401

Restructuring, acquisition and integration-related costs consist of costs related to EarthLink’s restructuring, acquisition and integration-related activities. Such costs include: 1) severance and retention costs;  2) integration-related costs, such as system conversion, rebranding costs and integration-related consulting and employee costs; 3) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees; and 4) facility-related costs, such as lease termination and asset impairments.

(3)         Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less purchases cash used for of property and equipment.  Net Loss Before Goodwill Impairment is defined as net loss before impairment of goodwill and estimated tax impact of impairment of goodwill.

Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Before Goodwill Impairment are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Before Goodwill Impairment are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA, Unlevered Free Cash Flow and Net Loss Before Goodwill Impairment should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

(4)         The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a comprehensive suite of communications and technology services, including voice, data, managed network services, cloud hosting and equipment services, to business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed IT services; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers; and (3) other services, which includes the sale of customer premises equipment and web hosting. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes include narrowband and broadband Internet access services and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking, email storage and Internet call waiting; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

(5)         Debt represents the principal amount of EarthLink’s Senior Notes, EarthLink’s Convertible Senior Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s debt (in thousands):

	March 31,	December 31,	March 31,
	2012	2012	2013
EarthLink Senior Notes - Principal	$300,000	$300,000	$300,000
EarthLink Senior Notes - Discount	(9,547)	(8,818)	(8,563)
ITC^DeltaCom Senior Secured Notes - Principal	324,800	292,300	292,300
ITC^DeltaCom Senior Secured Notes - Premium	20,914	15,694	14,605
Carrying amount of debt	$636,167	$599,176	$598,342

(6)         Represents full-time equivalents.

(7)         Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the period.

(8)         ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

(9)         Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.